 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2022, Joanne Bradford, a member of the Board of Directors (the “Board”) of Katapult Holdings, Inc. (“Katapult”), informed Katapult of her decision to resign as a director of Katapult, effective February 8, 2022, in order to focus on other commitments. Ms. Bradford’s decision to resign from the Board was not the result of any disagreement relating to Katapult’s operations, policies, or practices. Katapult thanks Ms. Bradford for her commitment and service to Katapult.

On February 8, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Jane J. Thompson to serve as a member of the Board and as the chair of the Board’s Compensation Committee, effective February 9, 2022. Ms. Thompson is a Class I director whose term will expire at Katapult’s 2022 annual meeting of stockholders. With the appointment of Ms. Thompson, the Compensation Committee of the Board consists of Ms. Thompson, as chair, Don Gayhardt and Brian Hirsch; each of which meets the independence requirements applicable to directors and its committees under SEC rules and NASDAQ listing standards.

In addition, on February 8, 2022, the Board increased the size of the Board from seven to eight directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Joyce Phillips to serve as a member of the Board and as a member of the Board’s Audit Committee, effective February 9, 2022. Ms. Philipps is a Class I director whose term will expire at Katapult’s 2022 annual meeting of stockholders. With the appointment of Ms. Thompson, the Audit Committee of the Board consists of Lee Einbinder, as chair, Bruce Taragin and Ms. Thompson; each of which meets the independence requirements applicable to directors and its committees under SEC rules and NASDAQ listing standards.

In connection with their appointments to the Board, Katapult entered into Katapult’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.2 to Katapult’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2021, with each of Ms. Thompson and Ms. Phillips. These agreements require Katapult to indemnify all directors and officers of Katapult, to the fullest extent permitted by Delaware law, against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims because such indemnitee is a director or officer of Katapult. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to Katapult if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Neither Ms. Thompson nor Ms. Phillips was selected as a director pursuant to any arrangements or understandings with Katapult or with any other person, and there are no related party transactions between Katapult and Ms. Thompson or Katapult and Ms. Phillips that would require disclosure under Item 404(a) of Regulation S-K.

As non-employee directors, each of Ms. Thompson and Ms. Phillips will be compensated for her services pursuant to Katapult’s non-employee director compensation policy (the “Policy”), pursuant to which each will receive cash compensation of $50,000 per year for service on the Board, for Ms. Thompson, cash compensation of $15,000 per year for service as chair of the Board’s Compensation Committee and, for Ms. Phillips, cash compensation of $10,000 for service as a member of the Board’s Audit Committee, in each case prorated based on actual days served in the applicable fiscal year, and reimbursement of reasonable travel expenses incurred in connection with her attendance at Board meetings.

In addition, pursuant to the Policy, on February 9, 2022, Ms. Thompson and Ms. Phillips were each granted 123,967 restricted stock units (the “Initial RSU Grant”). The Initial RSU Grant will vest over a three-year period, with one-third (1/3) of the Initial RSU Grant vesting on the first anniversary of the grant date, one-third (1/3) of the Initial RSU Grant vesting on the second anniversary of the grant date and one-third (1/3) of the Initial RSU Grant vesting on the third anniversary of the grant date, such that the Initial RSU Grant is fully vested on the third anniversary of the date of grant, subject to such director’s continued service as a member of the Board through each such vesting date. Under the Policy, Ms. Thompson and Ms. Phillips will each be eligible to receive restricted stock units with an aggregate fair market value as of the grant date equal to $150,000 (the “Annual Grant”) on the date of each of Katapult’s annual meetings of stockholders, subject to their respective continued service as a director following the date of each such annual meeting. Each Annual Grant will vest in full on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if such director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the one-year anniversary measured from the date of grant, subject to such director’s continued service as a member of the Board through such vesting date. Each Initial RSU Grant and each Annual RSU Grant will vest in full upon a Change in Control (as defined in the Katapult Holdings, Inc. 2021 Equity Incentive Plan), subject to such director’s continued service as a member of the Board through the date of such Change in Control.

A copy of the press release announcing the appointments of Ms. Thompson and Ms. Phillips to the Board has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Katapult Holdings, Inc. dated February 10, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 10, 2022	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer